EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated October 10, 2005 on the financial statements of Power2Ship, Inc. and Subsidiaries as of June 30, 2005, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended June 30, 2005 and 2004 in the registration statement of Power2Ship, Inc. on Form SB-2, and to the reference to our firm under the heading “Experts” in the prospectus.

SHERB & CO., LLP
Boca Raton, Florida
February 14, 2006